UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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Seagate Technology public limited company

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AMENDMENT NO. 1 TO PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 29, 2019

This is Amendment No. 1 (this “Amendment”) to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Seagate Technology public limited company (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2019, for use at the Company’s Annual General Meeting of Shareholders on October 29, 2019. This Amendment is filed solely to make the clarification noted below and no other changes have been made.

Following the filing and mailing of the Proxy Statement, the Company identified that the Equity Compensation Plan Information table on page 88 of the Proxy Statement did not include a description of how the share numbers set forth in the table were calculated. This description was included in Proposal 4 regarding the amendment of the Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan where similar information is set forth. The Company wishes to clarify that the calculation of the share numbers set forth in the table on page 88 of the Proxy Statement is on the same basis as the calculation in Proposal 4. Accordingly, the disclosure provided in footnotes 1 and 3 of the Equity Compensation Plan Information table as set forth on page 88, is amended and restated in its entirety to read as follows:

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of June 28, 2019.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by shareholders	3,459,356	(1)	41.04	(2)	19,685,004	(3)
Equity compensation plans not approved by shareholders	—		—		—

Total	3,459,356		41.04		19,685,004

(1)

Represents 3,459,356 ordinary shares that were subject to issuance upon the exercise of share options granted under the EIP (calculated using a 1:1 share counting rule as described on page 69 of “Proposal 4 – Approve Our Amended and Restated 2012 Equity Incentive Plan”).

(2)	This value is calculated based on the exercise price of options outstanding under the EIP.
(3)

Represents 19,685,004 ordinary shares available for future issuance under the EIP (calculated using a 2.5:1 share counting rule as described on page 69 of “Proposal 4 – Approve Our Amended and Restated 2012 Equity Incentive Plan”. The total ordinary shares available for future issuance under the EIP calculated using a 1:1 share counting rule amounts to 49,212,510.).

This Amendment is being filed with the SEC and is being made available to shareholders on October 11, 2019. Only shareholders of record as of the close of business on September 3, 2019 are entitled to receive notice of and to vote at the Annual General Meeting of Shareholders.

This Amendment should be read in conjunction with the Proxy Statement. Except as described in this Amendment, all information provided in the Proxy Statement remains unchanged. To the extent that information in this Amendment differs from or updates information contained in the Proxy Statement, the information in this Amendment is more current. Defined terms used but not defined in this Amendment have the meanings set forth in the Proxy Statement.